Exhibit (P)

Wisconsin Capital Funds, Inc. (“Plumb Funds” or the “Funds”)

Wisconsin Capital Management LLC (“WisCap”)

CODE OF ETHICS

20.1	Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1, as amended, and Rule 17j-1, as amended, of the Investment Advisers Act of 1940 (“Advisers Act”) and Investment Company Act of 1940 (“1940 Act”), respectively.

Questions regarding this policy should be directed to the Chief Compliance Officer (“CCO”), or his/her designee.

20.2	Definitions

A.	“Access Person” means all employees, affiliates, directors, officers, partners or members of WisCap or the Funds, who:

1.	Have access to nonpublic information regarding Advisory Clients' purchases or sales of securities; or

2.	Are involved in making securities recommendations to Advisory Clients; or

3.	Have access to Fund (i) purchases or sales of securities; (ii) security recommendations; or (iii) portfolio holdings.

Disinterested Directors are not considered Access Persons for purposes of this Code.

B.	“Administrator” means WisCap.

C.	"Advisory Client" means any account for which WisCap serves as a general partner, investment adviser, or investment sub-adviser, or any person or entity for which WisCap serves as investment adviser, renders investment advice or makes investment decisions.

D.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

E.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of producing a trade ticket and entering an order with a broker.

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F.	“Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

i.	Securities held in a person’s own name;
ii.	Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;
iii.	Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;
iv.	Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and
v.	Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the CCO or his/her designee.

G.	“Client” means any person or entity for which WisCap acts as an investment adviser or sub-adviser.

H.	“Code” means this policy.

I.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

J.	“Disinterested Director” means a director of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

K.	“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities Exchange Commission (“SEC”), under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted there under by the SEC or the Department of Treasury.

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L.	“Initial Public Offering” (“IPO”) means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

M.	“Limited Offering” also known as a “Private Placement Offering” means an offering that is exempt from registration under the 1933 Act.

N.	“Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

O.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

P.	“Reportable Fund” means (i) any investment company for which WisCap serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act; and (ii) any investment company whose investment adviser or principal underwriter controls WisCap, is controlled by WisCap, or is under common control with WisCap.

Q.	“Security” has the same meaning as set forth in Section 2(a)(36) of the 1940 Act, except that it does not include the following securities (the “Excluded Securities”):

i.	Shares of registered open-end investment companies other than Reportable Funds;
ii.	Direct obligations of the United States government;
iii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
iv.	Shares issued by any money market fund; and
v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

R.	“Supervised Person” has the same meaning as set forth in Section 202(a)(25) of the Advisers Act. In summary, a Supervised Person is any officer, director, and employee of WisCap, and any other person who provides advice on behalf of WisCap and is subject to WisCap’s supervision and control.

20.3	Standards of Conduct

A.	General Core Principles

The Advisers Act imposes a fiduciary duty on all investment advisers, including WisCap. This fiduciary duty compels all Supervised Persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code, and represents the expected basis of all dealings with WisCap’s clients and Fund shareholders.

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In connection with these expectations, WisCap has established the following core principles of conduct. While the following principles are not all-encompassing, they are consistent with WisCap’s core belief that ethical conduct is premised on the fundamental concepts of openness, integrity, honesty and trust:

1.	The duty at all times to place the interests of Clients and Fund shareholders above all others;

2.	The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

3.	The requirement that diligence and care be taken in maintaining and protecting nonpublic information concerning the Funds; and

4.	The fundamental standard that no Supervised Person take inappropriate advantage of their position with the Funds or WisCap.

B.	Personal Conduct

1.	Acceptance of Gifts. Supervised Persons may not accept any gift or other offering of more than de minimus value (i.e., gifts with a reasonable value, alone or in aggregate is not more than $250 in a calendar year) from any person or entity that does business with WisCap or on behalf of the Funds. These restrictions generally exclude items or events where the employee has reason to believe there is a legitimate business purpose; for example, business entertainment such as a dinner or a sporting event, of reasonable, if the person or entity providing the entertainment is present.

2.	Solicitation of Gifts. Supervised Persons are prohibited from soliciting gifts of any size under any circumstances.

3.	Giving of Gifts. Supervised Persons may not provide, in any calendar year, gifts with a value of more than $250 to a Client or $100 to any other person (including broker-dealers) that does business with WisCap or on behalf of the Funds.

4.	Acceptance of Business Entertainment. This policy does not impose a dollar limit on the receipt of business entertainment, items or events where the Supervised Person has reason to believe there is a legitimate business purpose, for example, business entertainment such as a dinner or sporting event of reasonable value. Business received greater than $250 from any person or entity doing business with WisCap must be reported to Compliance. WisCap will limit entertainment received from a representative of a client whose account is subject to DOL oversight to the value determined by WisCap’s understanding of current DOL accepted standards. All entertainment received from a person or entity subject to DOL oversight must be reported to Compliance. The CCO will keep a log

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of all business entertainment reported and periodically review for reasonableness, propriety and consistency with this policy.

5.	Giving of Business Entertainment. Limits on providing gifts described above do not include providing business entertainment – items or events where the Supervised Person had reason to believe there is a legitimate business purpose, for example, business entertainment such as golf, a dinner or a sporting event, of reasonable value. A Supervised Person of WisCap is expected to attend any concert or sporting event where the ticket is provided by WisCap. If a Supervised Person of WisCap is unable to attend, the tickets used by the recipient shall be considered a gift. No Supervised Person may provide entertainment deemed to be excessive. For accounts subject to DOL oversight, WisCap will limit the value of any entertainment to the value determined by WisCap’s understanding of DOL accepted standards.

WisCap will track all business entertainment expenses in the firms’ accounting records. In addition, Compliance shall periodically review business entertainment hosted by WisCap.

6.	Outside Board Service. No Supervised Person shall serve on the board of directors of either a public or private company without prior authorization from the CCO. The CCO will consider, among other items, whether the board service would be consistent with the interests of WisCap, the Funds and its shareholders.

7.	Outside Business Activities. Any Supervised Person wishing to engage in outside business activities shall obtain approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside activities.

8.	Federal Securities Laws. Supervised Persons are required to comply with Federal securities laws (as defined in Section 20.2 of this Code). Strict adherence to policies and procedures will assist such persons in complying with this important requirement.

20.4	Requirements of Disinterested Directors

Disinterested Directors are exempt from all reporting requirements outlined within Section 20.6(A) except as the following describes. A Disinterested Director of the Funds need only report a transaction in a Security if such Director knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Funds, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold by the Funds or was being considered for purchase or sale by the Fund. Such transactions shall be reported to and monitored by the Administrator.

20.5	Procedures for Access Person Personal Investing

A.	Prior Clearance Required for All Securities Transactions

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All Access Persons must obtain written approval from the CCO or his/her designee prior to purchasing or selling any Security, with the exception of those transactions outlined in Section 20.7, using the format prescribed by Compliance.

Pre-clearance requests should be submitted to Compliance, and such requests should be made on the form maintained by Compliance. The pre-clearance authorization is effective until the close of business on the day the pre-clearance request is approved, unless extended or revoked at the discretion of Compliance. Compliance may disapprove such request for any reason deemed appropriate. All pre-clearance requests of the CCO shall be submitted to WisCap’s Chief Operating Officer (“COO”) for approval.

B.	Prohibited Periods

Unless specifically permitted in Section 20.7, no Access Person shall execute personal securities transactions on the same day WisCap (on behalf of its clients):

1.	Has a pending “buy” or “sell” order in that same Security;

2.	Has purchased or sold that same Security; or

3.	Is considering purchasing or selling that same Security.
C.	IPOs and Private Placements

Access Persons shall not acquire securities in an Initial Public Offering or a Private Placement without express prior approval from the CCO. In determining whether approval should be granted, the CCO shall consider, among other matters deemed relevant:

1.	Whether the investment opportunity should be reserved for WisCap’s clients; and

2.	Whether the opportunity is being offered to an individual by virtue of his/her position with WisCap.

20.6	Reporting Requirements

No reports outlined within this Section 20.5 submitted by an Access Person will be construed as an admission that the Access Person has any direct or indirect beneficial ownership in the security to which the report relates.

A.	Reporting Requirements by Access Persons

1.	Quarterly Transaction Report

Within 30 calendar days following the end of each calendar quarter, Access Persons shall submit to the CCO, or his designee, a report of personal securities transactions in which the access person had a direct or

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indirect beneficial ownership interest. Copies of investment account statements which contain the same information noted below will be viewed as an acceptable form of reporting transactions, so long as WisCap is in receipt of such investment account statements within 30 calendar days following the end of the calendar quarter. Access Persons providing copies of investment account statements may nonetheless be required to provide an attestation report to Compliance.

Employees shall use the format as prescribed by Compliance. Information to be included on this quarterly transaction report is as follows:

•	Trade Date
•	Security Name
•	Ticker Symbol, CUSIP number, interest rate and maturity date
•	Number of Shares or Par
•	Type of Transaction (Purchase, Sale or Other)
•	Price
•	Principal Amount
•	Broker Name
•	Account Number
•	Date of Report

See Section 20.7 for securities not required to be reported.

2.	Initial Holdings Report

Access Persons are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO, or his/her designee, within 10 calendar days upon becoming an Access Person of WisCap and on an annual basis thereafter. Copies of investment account statements which contain the same information noted below will be viewed as an acceptable form of reporting. The report should be current as of a date not more than 45 calendar days prior to submission of the report and should contain the following information:

•	Security Name
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date of the Report

Employees shall use the form prescribed by the CCO or his/her designee to report transactions. Access Persons providing copies of investment account statements may nonetheless be required to provide an attestation

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report to Compliance.

3.	Annual Holdings Report

Access Persons are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO on an annual basis. Copies of investment account statements which contain the same information noted below will be viewed as an acceptable form of reporting. The report should be current as of a date not more than 45 calendar days prior to submission of the report and should contain the following information:

•	Security Name
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date of the Report

Employees shall use the form prescribed by the CCO or his/her designee to report transactions. Access Persons providing copies of investment account statements may nonetheless be required to provide an attestation report to Compliance.

B.	Submission of Duplicate Confirmations and Periodic Statements

Each Access Person must arrange for duplicate copies of trade confirmations and periodic statements of his investment accounts, when possible, to be sent to the CCO or his/her designee. This requirement applies to any investment account over which the Access Person has a direct or indirect beneficial ownership interest.

C.	Review of Personal Securities Reports

The CCO, or his/her designee, shall generally consider the following factors when reviewing reportable security holdings, transactions reports and pre-clearance requests:

1.	Whether the investment opportunity should be directed to a Client’s account;

2.	Whether the amount or nature of the transaction affected the price or market for the Security;

3.	Whether the Access Person benefited from purchases or sales being made for Clients;

4.	Whether the transaction harmed any Client; and

5.	Whether the transaction has the appearance of impropriety.

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The President, or his designee, will review the CCO’s personal securities reports. In no case should an employee review his/her own report.

20.7	Exempt Securities and Transactions

A.	Exemptions from Pre-Clearance and Reporting Requirements

The following are not subject to the pre-clearance requirements described in Section 20.5(A) nor the reporting requirements described in Section 20.6(A).

1.	Purchases and sales in Excluded Securities as defined above; and

2.	Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control, including purchases or sales of securities made on behalf of an Access Person’s account managed by an independent third party on a fully discretionary basis or similar arrangement under which the Access Person does not have prior knowledge of the timing of placement of orders for purchase or sale transactions;

B.	Exemptions from Pre-Clearance and Transaction Reporting

The following are not subject to the pre-clearance requirements described in Section 20.5(A) nor the quarterly transaction reporting requirements of Section 20.6(A)(1), but are subject to the holdings reporting requirements described in Section 20.6(A)(2).

1.	Purchases and sales of securities within an automatic investment plan; and

2.	Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

C.	Exemptions from Pre-Clearance Requirements

The following are not subject to the pre-clearance requirements described in Section 20.5(A), but are subject to all reporting requirements described in Section 20.6(A).

1.	Purchases and Sales of Reportable Funds;
2.	Purchases or sales of securities involving 1,000 shares or less of a security included in the Standard & Poor’s 500 Index;

3.	Purchases or sales of a security whose performance is directly tied to an index (for example, many Exchange Traded Funds);

4.	Purchases or sales of securities by an Access Person that are not eligible for purchase or sale by any client;

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5.	Purchases or sales of securities that are non-volitional on the part of either the client or the Access Person; and

6.	Purchases that are part of an Investment Club portfolio where an Access Person maintains a beneficial interest of 20% or less. Access Persons must consult with the CCO prior to participating in Investment Club portfolios and must provide duplicate confirmations and statements of their club account to the CCO or his/her designee.

7.	Purchases and sales of securities within an automatic reinvestment plan including Reportable Funds purchased or sold pursuant to an automatic investment plan within WisCap’s retirement plan.

20.8	Review by Board of Directors

The CCO will regularly (but no less frequently than annually) furnish to the Funds’ Boards of Directors written reports regarding the administration of the Code.

20.9	Record Keeping Requirements

WisCap shall keep the following records regarding this Code of Ethics and Personal Trading Policy for the number of years as required in the Advisers Act and 1940 Act:

1.	Current and historic copies of this Code;

2.	Written acknowledgements of receipt of this Code;

3.	Historic listings of persons subject to this Code;

4.	Violations of the Code, and records of action taken as a result of the violations;

5.	All written reports provided to the Funds’ Board of Directors;

6.	All personal transactions and holdings reports made by access persons and/or copies of brokerage confirmations and statements; and

7.	All pre-clearance approvals of personal security trading of private placements and initial public offerings by access persons, including documentation of the reasons for the approval.

20.10	Reporting Violations

All Supervised Persons are required to report promptly any violation of this Code (including any discovery of any violation committed by another employee) to the CCO. Examples of items that should be reported include, but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients, and purchasing or selling securities contrary to the Code.

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All such persons are encouraged to report any violations or perceived violations; as such good faith reports will not be viewed negatively by management, even if the reported matter, upon investigation, is not determined to be a violation of the Code.

20.11	Sanctions

Upon discovering a violation of the Code, abuse of fiduciary duty or appearance of unethical behavior, the CCO may impose such sanctions as he/she deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator. The Funds’ Board of Directors will be promptly informed by the CCO of any material violations of this Code.

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